EXHIBIT 10.A

MENTOR GRAPHICS CORPORATION
FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN
(as adopted on May 7, 2002)

1.    Purpose of the Plan.    Mentor Graphics Corporation (Company) believes that ownership of shares of its common stock by employees of its subsidiaries is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the Company’s growth and success. The Company has previously operated its 1989 Employee Stock Purchase Plan (1989 Plan) pursuant to which employees of the Company and designated subsidiaries have had a similar opportunity to purchase common stock. The purpose of the Company’s Foreign Subsidiary Employee Stock Purchase Plan (Plan) is to provide an alternative to the 1989 Plan as a means by which employees of selected foreign subsidiaries may purchase the Company’s shares and a method by which the Company may assist and encourage those employees to become shareholders.

2.    Shares Reserved for the Plan.    There are 150,000 shares of the Company’s authorized but unissued or reacquired Common Stock, no par value (Common Stock), reserved for the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by a compensation committee (Committee) appointed by the Board of Directors of the Company without any further approval from the shareholders, which determination shall be conclusive.

3.    Administration of the Plan.    The Plan shall be administered by the Committee. The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. All determinations and decisions of the Committee shall be conclusive.

4.    Eligible Employees; UK/France Employees.    Except as provided below, all regular employees of each corporate subsidiary of the Company that is designated by the Committee as a participant in the Plan (Participating Subsidiary) are eligible to participate in the Plan. Any employee who would after an offering pursuant to the Plan own or be deemed (under section 424(d) of the Internal Revenue Code of 1986, as amended (IRC)) to own stock (including stock that may be purchased under any outstanding options) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, its parent or subsidiaries, shall be ineligible to participate in the Plan. A regular employee is one who is in the active service of any Participating Subsidiary on the applicable Offering Date (as defined below), excluding, however, any employee whose customary employment is 20 or fewer hours per week or whose customary employment is for not more than five months per calendar year. As used in the Plan, the term “UK/France Employee” means a regular employee of a Participating Subsidiary who has his or her home office in the United Kingdom or France.

5.    Offerings.

(a)    Offerings and Purchase Periods.    The Plan shall be implemented by a series of overlapping two-year offerings (Two-Year Offerings) with a new Two-Year Offering commencing on January 1 and July 1 of each year beginning with July 1, 2002; provided, however that with respect to UK/France Employees, the Plan shall be implemented by a series of six-month offerings (Six-Month Offerings, and together with the Two-Year Offerings, the Offerings) with a new Six-Month Offering commencing on January 1 and July 1 of each year beginning with July 1, 2002. Accordingly, up to four separate Two-Year Offerings may be in process at any time, but an employee may only participate in one

Offering at a time. The first day of each Offering is the “Offering Date” for that Offering. Each Two-Year Offering shall end on the second anniversary of its Offering Date and each Six-Month Offering shall end on the date six months after its Offering Date. Each Two-Year Offering shall be divided into four six-month purchase periods (Purchase Periods), one of which shall end on each January 1 and July 1 during the term of the Two-Year Offering, and each Six-Month Offering shall consist of a single six-month Purchase Period. The last day of each Purchase Period is a “Purchase Date” for the applicable Offering.

(b)    Grants; Limitations.    On each Offering Date, each eligible employee (Optionee) shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Date(s) for the Offering for the price determined under paragraph 8 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (i) all options granted to Optionees who are UK/France Employees on the Offering Date shall be options to purchase shares in the Six-Month Offering commencing on the Offering Date and all options granted to Optionees who are not UK/France Employees on the Offering Date shall be options to purchase shares in the Two-Year Offering commencing on the Offering Date, (ii) no option shall permit the purchase of more than 1,600 shares on any Purchase Date, and (iii) no option may be granted pursuant to the Plan that would allow an Optionee’s right to purchase shares under all employee stock purchase plans of the Company and its parent and subsidiaries to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding. For this purpose, the right to purchase shares pursuant to a subscription accrues on the Purchase Date.

(c)    Special 2002 Purchase Date and Offering Date.    September 30, 2002 shall be a Purchase Date under the Plan resulting in short Purchase Periods running from July 1, 2002 to September 30, 2002 and from September 30, 2002 to January 1, 2003 for each Offering in process at that time. October 1, 2002 shall be an Offering Date under the Plan. The Offering commencing on October 1, 2002 to Optionees who are not UK/France Employees (Special Two-Year Offering) shall continue for 27 months and end on January 1, 2005 but shall for all purposes of the Plan be considered a Two-Year Offering. The Offering commencing on October 1, 2002 to Optionees who are UK/France Employees (Special Six-Month Offering) shall continue for 3 months and end with a Purchase Date on January 1, 2003 but shall for all purposes of the Plan be considered a Six-Month Offering. The first Purchase Date in the Special Two-Year Offering shall be on January 1, 2003 and subsequent Purchase Dates in the Special Two-Year Offering shall occur every six months thereafter on July 1, 2003, January 1, 2004, July 1, 2004 and January 1, 2005. Paragraph 9 of the Plan shall not apply to the Purchase Date occurring on September 30, 2002; instead, if the fair market value of a share of Common Stock on the Offering Date of the Special Two-Year Offering is less than the fair market value of a share of Common Stock was on the Offering Date of any prior Two-Year Offering in process at that time, then every participant in each such prior Two-Year Offering shall automatically be withdrawn from such prior Two-Year Offering and be enrolled in the Special Two-Year Offering. Similarly, if the fair market value of a share of Common Stock on the Offering Date of the Special Six-Month Offering is less than the fair market value of a share of Common Stock was on the Offering Date of the prior Six-Month Offering in process at that time, then every participant in such prior Six-Month Offering shall automatically be withdrawn from such prior Six-Month Offering and be enrolled in the Special Six-Month Offering. Notwithstanding language to the contrary in paragraph 6 of the Plan, Optionees may submit their subscription and payroll deduction authorizations to commence participation in the Special Two-Year Offering or the Special Six-Month Offering, as the case may be, or may amend payroll deduction authorizations effective for the first paycheck during such Special Offerings, at any time on or before various dates to be determined by the Company based on payroll practices in their respective countries of employment. This paragraph 5(c) was added to the Plan by an amendment adopted by the Board of Directors on September 11, 2002 and shall expire and cease to be a part of the Plan once the Special Two-Year Offering has expired.

6.    Participation in the Plan.

(a)    Initiating Participation.    Optionees may participate in an Offering under the Plan by submitting to the Company, in the form specified by the Company, a subscription and payroll deduction authorization. The subscription and payroll deduction authorization must be submitted no later than 10 days prior to the Offering Date. Once submitted, a subscription and payroll deduction authorization shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the same day. The payroll deduction authorization will authorize the employing corporation to deduct a specific amount from each of the Optionee’s regular paychecks during the Offering other than a paycheck issued on the Offering Date. The Optionee may not specify a payroll deduction amount that is less than $10 or greater than 10 percent of the gross amount of the Optionee’s base salary, bonus compensation, hourly compensation, including overtime pay, and commission earnings, for each payroll period. Each Participating Subsidiary will promptly remit the amount of payroll deductions to the Company. If an employee who is participating in the 1989 Plan ceases to be eligible to participate in the 1989 Plan and simultaneously becomes eligible to participate in this Plan, either as a result of a change in employing corporation or a determination by the Committee that the participant’s employing corporation shall be a Participating Subsidiary under this Plan and shall no longer be a participating subsidiary under the 1989 Plan, the participant’s subscription and payroll deduction authorization submitted under the 1989 Plan shall be deemed to have been submitted under this Plan and shall be effective for the next Offering under this Plan commencing on or after the date of the change in the employee’s status.

(b)    Amending Participation.    After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may not amend the payroll deduction authorization except for an amendment effective for the first paycheck following a Purchase Date. Notwithstanding the foregoing, if the amount of payroll deductions from any Optionee during any Purchase Period of an Offering exceeds the maximum amount that can be applied to purchase shares on the next Purchase Date of that Offering under the limitations set forth in paragraph 5(b) of the Plan, then (i) as soon as practicable following a written request from the Optionee, payroll deductions from the Optionee shall be suspended and all such excess amounts shall be refunded to the Optionee, (ii) the Optionee shall not as a result of such suspension be considered to have terminated participation in the Offering, and (iii) payroll deductions from the Optionee shall resume as of the next Purchase Period at the rate set forth in the Optionee’s then effective payroll deduction authorization.

(c)    Terminating Participation.    After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may terminate participation in the Plan any time prior to the tenth day before a Purchase Date by notice to the Company in the form specified by the Company. Participation in the Plan shall also terminate when an Optionee ceases to be eligible to participate in the Plan for any reason, including death, retirement or the Optionee’s employing corporation ceasing to be a Participating Subsidiary. An Optionee may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of an Optionee’s participation in the Plan, the Company will pay to the Optionee all amounts deducted from the Optionee’s pay and not yet used to purchase shares under the Plan.

(d)    UK/France Employee Change in Status.    If a UK/France Employee who is participating in the Plan ceases to be a UK/France Employee but continues to be eligible to participate in this Plan as a result of a change in his or her home office to a location outside of the United Kingdom or France, the employee shall continue to participate in the Six-Month Offering underway at the time of the change and shall be eligible for the next Two-Year Offering commencing on or after the date of the change. If a non-UK/France Employee who is participating in the Plan becomes a UK/France Employee as a result of a change in his or her home office to a location in the United Kingdom or France, the employee shall continue to participate in the Two-Year Offering underway at the time of the change only until the next Purchase Date in that Offering and shall then be enrolled in the Six-Month Offering commencing on that Purchase Date.

7.    Purchase of Shares.    All amounts withheld from the pay of an Optionee shall be credited to the Optionee’s account under the Plan by the Custodian appointed under paragraph 10. The amounts withheld may be accumulated by the Company and paid to the Custodian at any time prior to the Purchase Date. No interest will be paid on the amounts accumulated by the Company or the amounts held in any account maintained by the Custodian. On each Purchase Date, the amount of the account of each Optionee will be applied to purchase of shares by that Optionee from the Company. Although an Optionee’s account may reflect a fraction of a share, no fractional shares will be sold by the Company or delivered pursuant to paragraph 10. Any cash balance remaining in an Optionee’s account after a Purchase Date or upon termination of participation shall be refunded to the Optionee.

8.    Option Price.    The price at which Common Stock shall be purchased on any Purchase Date in an Offering shall be the lesser of (i) 85 percent of the fair market value of a share of Common Stock on the Offering Date of the Offering, or (ii) 85 percent of the fair market value of a share of Common Stock on the Purchase Date. The fair market value of a share of Common Stock on any date shall be the closing price on the immediately preceding trading day as reported by the Nasdaq National Market or, if the Common Stock is not reported on the Nasdaq National Market, such other reported value of the Common Stock as shall be specified by the Board of Directors.

9.    Automatic Withdrawal and Re-enrollment.    If the fair market value of a share of Common Stock on any Purchase Date of a Two-Year Offering is less than the fair market value of a share of Common Stock was on the Offering Date for such Two-Year Offering, then every participant in that Two-Year Offering shall automatically (a) be withdrawn from such Two-Year Offering after the acquisition of the shares of Common Stock on such Purchase Date, and (b) be enrolled in the new Two-Year Offering commencing on such Purchase Date.

10.    Delivery and Custody of Shares.    Shares purchased by Optionees pursuant to the Plan shall be delivered to and held in the custody of such investment or financial firms (each a Custodian) as shall be appointed by the Committee. By appropriate instructions to the Custodian on forms to be provided for that purpose, an Optionee may from time to time (a) sell all or part of the shares held by the Custodian for the Optionee’s account at the market price at the time the order is executed, (b) obtain transfer into the Optionee’s own name of all or part of the shares held by the Custodian for the Optionee’s account and delivery of such shares to the Optionee, or (c) obtain transfer of all or part of the shares held for the Optionee’s account by the Custodian to a regular individual brokerage account in the Optionee’s own name, either with the firm then acting as Custodian or with another firm.

11.    Records and Statements.    The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each Optionee shall receive a statement showing the activity of the Optionee’s account since the last Purchase Date and the balance on the Purchase Date as to both cash and shares. Optionees will be furnished such other reports and statements, and at such intervals, as the Committee shall determine from time to time.

12.    Expenses of the Plan.    The Company will pay all expenses incident to operation of the Plan, including costs of recordkeeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan.

13.    Rights Not Transferable.    The right to purchase shares under this Plan is not transferable by an Optionee and is exercisable during the Optionee’s lifetime only by the Optionee.

14.    Dividends and Other Distributions.    Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the Optionees entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the Optionee directs that cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective Optionees entitled thereto.

15.    Voting and Shareholder Communications.    In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each Optionee’s account to be voted in accordance with instructions from the Optionee or, if requested by an Optionee, will furnish to the Optionee a proxy authorizing the Optionee to vote the shares held by the Custodian for the Optionee’s account. Copies of all general communications to shareholders of the Company will be sent to Optionees participating in the Plan.

16.    Tax Withholding.    Each Optionee who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the Optionee shall pay such amount to the Company on demand. If the Optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Optionee, including salary, subject to applicable law.

17.    Responsibility.    Neither the Company, its Board of Directors, the Committee, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any Optionee under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

18.    Conditions and Approvals.    The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, the rules of any stock exchange on which the Company’s securities may be listed, and the approval of federal and state authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to comply with such laws, regulations and rules to obtain required approvals.

19.    Amendment of the Plan.    The Board of Directors may from time to time amend the Plan in any and all respects.

20.    Termination of the Plan.    The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except that such termination shall not affect previously granted options still outstanding.

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